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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:                   July 6, 2001
                      (Date of the earliest event reported)



                        Home Products International, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                             (State of Incorporation


           0-17237                                               36-4147027
 (Commission File Number)                                     (I.R.S. Employer
                                                             Identification No.)




       4501 West 47th Street
           Chicago, IL                                               60632
(Address of principal executive offices)                          (Zip Code)






Registrant's telephone number, including area code:      (773) 890-1010

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ITEM 2. Acquisition or Disposition of Assets
--------------------------------------------

On July 6, 2001, Home Products International, Inc. (the "Company"), a diversified housewares company, completed the sale of its Plastics Inc. division, which is engaged in the business of manufacturing and marketing disposable beverage and food servingware, to A & E Products Group LP for $71,250,000 in cash (the "Sale"). The Sale was completed in accordance with the terms of the Asset Purchase and Sale Agreement, dated June 6, 2001, among Home Products International-North America, Inc., a wholly-owned subsidiary of the Company, A & E Products Group LP, Tyco Plastics Services AG and Tyco (US) Holdings Inc. The amount of cash proceeds received by the Company was determined on the basis of arm's length negotiations between the parties. Proceeds from the Sale were used to pay off the Company's term debt and a portion of its revolving credit borrowings.

The final purchase price is subject to a net asset adjustment, which is to be calculated within 90 days following the closing of the Sale.

ITEM 5.  Other Events
---------------------

On June 29, 2001, the Company reached an agreement with its principal lenders and The Chase Manhattan Bank as administrative agent (the "Bank Group"), to amend the Company's senior credit agreement. The amendment became effective on July 6, 2001 when the Company completed the sale of its Plastics Inc. division. As a result of the asset sale and corresponding paydown of debt, the Bank Group agreed to amend all financial covenants through the remaining term of the credit agreement consistent with internal Company projections. In addition, the revolving line of credit was reduced from $85 million to $50 million. The Company believes that the credit agreement, which has a maturity date of May 2003, will provide sufficient funds for the Company's working capital needs during the remaining term of the credit agreement.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: (i) the impact of the level of the Company's indebtedness;

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(ii) restrictive covenants contained in the Company's various debt documents;
(iii) general economic conditions and conditions in the retail environment; (iv) the Company's dependence on a few large customers; (v) price fluctuations in the raw materials used by the Company, particularly plastic resin; (vi) competitive conditions in the Company's markets; (vii) the seasonal nature of the Company's business; (viii) fluctuations in the stock market; (ix) the extent to which the Company is able to retain and attract key personnel; (x) relationships with retailers; and (xi) the impact of federal, state and local environmental requirements (including the impact of current or future environmental claims against the Company). As a result, the Company's operating results may fluctuate, especially when measured on a quarterly basis. The Company undertakes no obligation to revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this report and in the Company's periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission which attempt to advise interested parties of the factors which affect the Company's business.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

a)   Financial statement of businesses acquired.
     Not applicable.

b)   Pro forma financial information.
     The Company expects to file the required pro forma financial information within sixty (60) days of July 21, 2001, the latest date on which this initial Current Report on Form 8-K could have been filed.

c)   Exhibits.
      2.1 Asset Purchase and Sale Agreement dated as of June 6, 2001 among Home Products International-North America, Inc., A & E Products Group LP, Tyco Plastics Services AG and Tyco (US) Holdings Inc.

     10.1 Third Amendment, dated as of June 29, 2001, to the Amended and Restated Credit Agreement, dated as of September 8, 2001, among Home Products International, Inc., the several banks and other financial institutions or entities from time to time parties thereto, and The Chase Manhattan Bank, as administrative agent.

     99.1     Press release of Home Products International, Inc. dated
              July 9, 2001.

     99.2     Press release of Home Products International, Inc. dated
              July 11, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Home Products International, Inc.

                                               By: /s/ James E. Winslow
                                                   -----------------------
                                                   James E. Winslow
                                                   Executive Vice President
                                                   And Chief Financial Officer

Dated:  July 18, 2001

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                                  EXHIBIT INDEX
                                  -------------

No.       Description
---       -----------

 2.1 Asset Purchase and Sale Agreement dated as of June 6, 2001 among Home Products International-North America, Inc., A & E Products Group LP, Tyco Plastics Services AG and Tyco (US) Holdings Inc.

10.1 Third Amendment, dated as of June 29, 2001 to the Amended and Restated Credit Agreement, dated as of September 8, 2000, among Home Products International, Inc., the several banks and other financial institutions or entities from time to time parties thereto, and The Chase Manhattan Bank as administrative agent.

99.1      Press release of Home Products International, Inc. dated July 9, 2001.

99.2      Press release of Home Products International, Inc. date July 11, 2001.